UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2025

TRUBRIDGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41992	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of Independent Registered Public Accounting Firm

On June 25, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of TruBridge, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately. Grant Thornton’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 contained an adverse opinion due to the existence of a material weakness in internal control over financial reporting related to the Company’s procedures for processing customer contract changes and terminations and issuing credits to customers, as disclosed in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2024 (the “2023 Form 10-K”). Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 contained an adverse opinion due to the existence of a material weakness in internal control over financial reporting related to the Company’s revenue processes, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 17, 2025 (the “2024 Form 10-K”).

During the fiscal years ended December 31, 2023 and December 31, 2024 and the subsequent interim period through June 25, 2025, there were no (i) “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto, between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that each of Grant Thornton’s reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 and December 31, 2024 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of a material weakness, as described above and in the 2023 Form 10-K and 2024 Form 10-K. The Audit Committee discussed the subject matter of each of these reportable events with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to the inquiries of the successor accountant concerning the subject matter of each of these reportable events.

The Company provided Grant Thornton with a copy of the above disclosures and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. Attached hereto as Exhibit 16.1 is a copy of Grant Thornton’s letter, dated July 1, 2025, stating that it is in agreement with the statements above.

(b)  Engagement of Independent Registered Public Accounting Firm

On June 25, 2025, the Audit Committee approved the engagement of KPMG LLP (“KPMG”), effective immediately, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2023 and December 31, 2024 and the subsequent interim period through June 25, 2025, neither the Company nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated July 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

Date: July 1, 2025	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer